Exhibit 10.85

SECURITIES EXCHANGE AGREEMENT

This Securities Exchange Agreement (the “Agreement”) is entered into as of November 12, 2009 by and among BIO-key International, Inc., a Delaware corporation (the “Company”), The Shaar Fund, Ltd. (“Shaar”), Thomas J. Colatosti (“TJC” and, together with Shaar, collectively the “Holders” and individually a “Holder”).

Introduction

At the request of the Company, Shaar (a) has extended the due date of the Company’s Eight Percent (8%) Promissory Note Due November 3, 2009, in the principal amount of $1,000,000, pursuant to a Note Amendment and Extension Agreement dated as of November 3, 2009 between the Company and Shaar, and (b) has made a bridge loan to the Company in the principal amount of $750,000, evidenced by the Company’s Six Percent (6%) Promissory Note dated November 12, 2009, and, in consideration thereof, the Company has agreed to enter into this Agreement.

Shaar is the holder of 27,932 shares, and TJC is the holder of 2,625 shares (collectively the “Exchanged Shares”), of the Company’s Series A Convertible Preferred Stock, $0.0001 par value per share (the “Series A Preferred Stock”).  The Company and the Holders desire to exchange (a) all dividends accrued and unpaid on their Exchanged Shares for the Convertible Notes (as defined below) to and including the Closing Date (as defined below), and the Company and (b) the Exchanged Shares for the Company’s Series D Convertible Preferred Stock, $0.0001 par value per share (the “Series D Preferred Stock”), and the Warrants (as defined below) on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                                      Exchange of the Exchanged Shares for the Notes, the Series D Preferred Stock and the Warrants.

1.1.                            Authorization of the Notes.  The Company has authorized the issuance of  Seven Percent (7%) Convertible Promissory Notes in the respective  principal amounts set forth in Section 3.5 below in the form attached hereto as Exhibit A (the “Convertible Notes”) to Shaar on the terms and conditions set forth in this Agreement.  Each Holder hereby consents to the issuance of his or its Convertible Note, and the indebtedness represented thereby, on the terms and  conditions set forth in this Agreement.

1.2                               Authorization of the Series D Preferred Stock.   The Company has authorized, approved and adopted the Certificate of Designation of the Series D Preferred Stock of the Company, consisting of 100,000 shares, in the form attached hereto as Exhibit B (the “Series D Certificate of Designation”), and has authorized the issuance of 27,932 shares of the Series D Preferred Stock to Shaar and 2,625 shares of the Series D Preferred Stock to TJC, in exchange for the Series A Preferred Stock owned by the respective Holders.

1.3                               Authorization of the Warrant.  The Company has authorized the issuance of Warrants to purchase up to 5,000,000 shares of the Company’s Common Stock, $0.0001 par value per share (“Common Stock”), in the form attached hereto as Exhibit C (the “Warrants”), including up to 4,750,000 shares to Shaar and up to 250,000 shares to TJC on the terms and conditions set forth in this Agreement.

1.4                               The Exchange.  In exchange for the delivery by the Holders of the Exchanged Shares, the Company agrees, in full settlement of the Company’s obligations (as of the Closing Date) under the Series A Certificate of Designation (as defined below) and the Exchanged Shares, to issue and deliver to the Holders his or its Convertible Note, the Series D Preferred Stock and the Warrants (the “Exchange”).  Other than as set forth in this Agreement, the Exchange shall be made without any additional consideration payable to or by the Holders or the Company.  As used herein, “Series A Certificate of Designation” means the Certificate of Designation of the Company filed with the Secretary of State of the State of Delaware on July 28, 2004, which provides for the designation of the rights and preferences of the Series A Preferred Stock.

1.5                               Closing.  The closing of the Exchange on the terms and conditions set forth in this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. EST on the date that is five (5) days after the satisfaction or waiver of all of the conditions set forth in Section 4 hereof, or on such other date as the parties hereto may agree (the “Closing Date”).

1.6                               Closing Documents and Payments.  At the Closing, (a) the Company shall deliver to the Holders the Convertible Notes,  the Series D Preferred Stock and the Warrants and (b) each Holder shall deliver to the Company stock certificate(s) representing its or his Exchanged Shares, together with a duly executed transfer power transferring its or his Exchanged Shares to the Company for cancellation.

2.                                      Representations and Warranties of the Holder.  The Holders, severally and not jointly, each represents and warrants to the Company as follows:

2.1.                            Title.  Each Holder has good title to his or its  Exchanged Shares free and clear of any and all restrictions, encumbrances, liens, rights, title or interests of others, other than restrictions under applicable securities laws.

2.2.                            Authority.  Each Holder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and to deliver his or its Exchanged Shares to the Company in accordance herewith.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to the Holder as follows:

3.1.                            Entity Matters.  The Company is duly organized and validly existing in good standing under the laws of the State of Delaware, has all requisite power and authority to conduct its business and to own its property as the same is and shall be conducted or owned, and is qualified to do business as a foreign corporation in all locations required under the laws of each jurisdiction in which it does business and under which the failure so to qualify and remain in good standing would have a material adverse effect on the Company.  The execution of this Agreement, the Convertible Notes, the Series D Preferred Stock and the Warrants (collectively, the “Exchange Documents”) will not violate the Company’s Certificate of Incorporation or By-Laws.

3.2.                            No Violation.  The performance by the Company of the Company’s obligations hereunder or under any other Exchange Document does not constitute a violation of any law, order, regulation, contract, or agreement to which the Company is a party or by which the Company or the Company’s property may be bound and does not require any filing or registration with, or any permit, license, consent, or approval of, any governmental agency or regulatory authority, other than the filing of the Series D Certificate of Designation with the Secretary of State of the State of Delaware, or the waiver, consent or approval of any other party which has not been or will not be duly obtained as of the Closing Date.

3.3.                            No Litigation.  There is no litigation or arbitration pending or, to the Company’s knowledge, threatened against the Company which, if adversely decided, could materially impair the ability of the Company to pay and perform the Company’s obligations under any Exchange Document.

3.4.                            Exchange Documents Enforceable.  The Exchange Documents have been duly authorized, executed, and delivered by the Company and are legal, valid, and binding instruments, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

3.5.                            Amount of Notes.  The principal amount of the Convertible Note to be issued to each Holder will be equal to the aggregate amount of all accrued and unpaid dividends on such Holder’s Exchanged Shares to and including the Closing Date.

4.                                      Conditions Precedent to the Holders’ Obligations.  it shall be a condition precedent to each of the Holders’ obligations under this Agreement that all of the following requirements are satisfied:

4.1.                            Representations and Warranties.  All representations and warranties made by or on behalf of the Company shall be true, correct and complete in all material respects on and as of the Closing Date.

4.2.                            Sale of the Company’s Law Enforcement Division.  The closing of the sale of the Company’s Law Enforcement Division to InterAct911 Mobile Systems, Inc. (the “Buyer”) pursuant to that certain Asset Purchase Agreement dated as of August 13, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Asset Purchase Agreement”) by and between the Company and the Buyer shall have occurred.

4.3.                            Redemption of Series B and Series C Preferred Stock.  All outstanding shares of the Company’s Series B Convertible Preferred Stock, $0.0001 par value per share (“Series B Preferred Stock”), and Series C Convertible Preferred Stock, $0.0001 par value per share

(“Series C Preferred Stock”), shall have been redeemed in accordance with the terms of Section 7(a) of the Certificate of Designation for the Series B Preferred Stock and Section 7(a) of the Certificate of Designation for the Series C Preferred Stock, respectively.  The parties acknowledge and agree that in the event that any holder of Series B Preferred Stock or Series C Preferred Stock (other than the Holders) has his or its shares redeemed on terms more favorable than those contained in the Certificate of Designation with respect to such series, each Holder shall be entitled to have its or his shares of Series B Preferred Stock and/or Series C Preferred Stock, as applicable, redeemed on the most favorable terms afforded to any other such holder.

4.4.                            Officer’s Certificate.  An officer of the Company shall deliver to the Holders a certificate certifying that the conditions specified in Sections 4.1, 4.2 and 4.3 hereof have been satisfied.

4.5.                            Additional Conditions Precedent.  Each Holder shall have received each of the following, as applicable:

(a)                                  the Convertible Note executed and delivered by the Company in favor of such Holder;

(b)                                 certificates for their respective shares of Series D Preferred Stock executed and delivered by the Company;

(c)                                  their respective Warrants executed and delivered by the Company; and

(d)                                 Such other and further documents, agreements and instruments as the Holders or their counsel may reasonably require to evidence, confirm or give effect to the undertakings of the Company set forth herein.

5.                                      Miscellaneous.

5.1.         Governing Law.  THIS AGREEMENT AND EACH OTHER EXCHANGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  ANY ACTION BROUGHT BY ANY PARTY AGAINST ANOTHER CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH OTHER EXCHANGE AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK, IN EACH CASE SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN.  ALL PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND THE OTHER EXCHANGE AGREEMENTS ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY.  IN THE EVENT THAT ANY PROVISION OF THIS AGREEMENT OR ANY OTHER EXCHANGE AGREEMENT DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM WITH SUCH STATUTE OR RULE OF LAW.  ANY SUCH PROVISION WHICH MAY PROVE INVALID OR

UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS AGREEMENT OR ANY OTHER EXCHANGE AGREEMENT.

5.2.                            Termination.  This Agreement shall terminate and be of no further force or effect if the Closing (as defined in the Asset Purchase Agreement) shall not have been consummated by January 31, 2010; provided, however, that in such event, the Company agrees to issue to the Shaar a Warrant in the form of the Warrant to purchase up to 2,000,000 shares of Common Stock at an exercise price of $0.30 per share.

5.3.                            Survival.  The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Holders and for one year after the date of the closing of the transactions contemplated hereby.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument, unless otherwise specified therein.

5.4.                            Successors.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, heirs, executors and administrators of the parties hereto.  No Holder may assign its rights hereunder to a competitor of the Company.  The Company may not assign its rights or delegate its obligations hereunder to a third party without obtaining the consent of the Holders, such consent not to be unreasonably withheld or delayed.

5.5.                            Entire Agreement.  This Agreement, the other Exchange Documents, the exhibits and schedules hereto and thereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

5.6.                            Omitted.

5.7.                            Amendments and Waivers.  This Agreement may be amended or modified only upon the written consent of the Company and Shaar.

5.8.                            Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the other Exchange Documents, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.  All remedies, either under this Agreement or the other Exchange Documents, by law or otherwise afforded to any party, shall be cumulative and not alternative.

5.9.                            Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the following addresses or to such other e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section:

If to the Company or to TJC, to: or c/o	BIO-key International, Inc.
3349 Highway 138
Building D, Suite B
Wall, NJ 07719
Attn: Chief Executive Officer
Facsimile: [ ]

with a copy (which shall not constitute notice) to:	Choate, Hall & Stewart LLP Two International Place Boston, MA 02110 Attention: Charles J. Johnson, Esq. Facsimile: (617) 248-4000

If to Shaar, to:	The Shaar Fund Ltd.
c/o Maarten Robberts
SS&C Fund Services N.V.
Pareraweg 45
Curacao, Netherlands Antilles
Facsimile: (599-9) 434-3560

with a copy (which shall not constitute notice) to:

Meltzer, Lippe, Goldstein & Breitstone, LLP 190 Willis Avenue Mineola, NY 11501 Attention: Ira R. Halperin, Esq. Facsimile: (516) 747-0653

5.10.                     Titles and Subtitles.  The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.11.                     Facsimile Signatures; Counterparts.  This Agreement may be executed by facsimile signatures and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

5.12.                     Broker’s Fees.  Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein.  Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation by such party in this Section 5.12 being untrue.

5.13.                     Construction.  Each party acknowledges that its legal counsel participated in the preparation of this Agreement and the other Exchange Documents and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as a sealed instrument as of the date first written above.

THE COMPANY:

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Thomas J. Colatosti
Name: Thomas J. Colatosti
Title: Chairman

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THE HOLDERS:

THE SHAAR FUND, LTD.

By:	SS&C Fund Services N.V.

By:
Name:
Title:

/s/ Thomas J. Colatosti
Thomas J. Colatosti

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Exhibit A

Form of Convertible Note

Exhibit B

Form of Series D Certificate of Designation

Exhibit C

Form of Warrant